As filed with the Securities and Exchange Commission on June 26, 1997

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549




                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934






                      Securacom, Incorporated
      (Exact name of registrant as specified in its charter)


                              Delaware
                       (State of incorporation
                          or organization)



                             22-2817302
                          (I.R.S. Employer
                         Identification No.)

                         50 Tice Boulevard
                 Woodcliff Lake, New Jersey  07675
                          (201) 930-9500
       (Address of registrant's principal executive offices)






Securities to be registered pursuant to Section 12(b) of the Act:  None


Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, par value $0.01 per share

Item 1.  Description of Registrant's Securities to be Registered

         Incorporated by reference to the information contained under "Description of Capital Stock" in the registrant's Registration Statement on Form S-1 (Commission File No. 333-26439), as amended.


Item 2.  Exhibits

         3.1 Form of Restated Certificate of Incorporation of the registrant*

         3.2      Form of Bylaws of the registrant*

         4        Form of Rights Agreement*

         5        Specimen Common Stock Certificate

         * These exhibits are incorporated by reference to the exhibits of the same number filed with the registrant's Registration Statement on Form S-1 (Commission File No. 333-26439), as amended.

                             SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Securacom, Incorporated



Date: June 26, 1997                By:      /S/ WIRT D. WALKER, III
                                         -----------------------------
                                               Wirt D. Walker, III
                                                   Chairman


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